UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

LIQUIDGOLF HOLDING CORPORATION

(formerly known as NOMADIC COLLABORATION INTERNATIONAL, INC.)

(Exact name of registrant as specified in its charter)

Nevada	000-27131	88-0381258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1017 W. Orange Blossom Trial, Apopka, Florida 32712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 889-7577

Item 5. Other Events

Effective September 29, 2003, in accordance with the stockholders’ vote at the 2003 Annual Meeting, LiquidGolf Holding Corporation, a Nevada corporation (“LiquidGolf Nevada”) completed the re-incorporation merger (the “Merger”) of LiquidGolf Nevada with and into LiquidGolf Holding Corporation, a Delaware corporation (“LiquidGolf Delaware” or the “Company”). Pursuant to the terms of the Agreement and Plan of Merger between LiquidGolf Nevada and LiquidGolf Delaware, without any further action on the part of the stockholders of either constituent corporation, the outstanding shares of common stock of LiquidGolf Nevada shall be converted into an equivalent number of shares of LiquidGolf Delaware common stock. At this time, LiquidGolf Delaware is requesting that stockholders surrender their stock certificates representing stock of LiquidGolf Nevada by sending the certificates, with a signed stock power, to the Company’s offices at 1017 W. Orange Blossom Trail, Apopka, Florida 32712. Each stockholder shall receive in exchange therefore a new certificate, representing the appropriate number of shares of common stock of LiquidGolf Delaware. Until so surrendered, each stock certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of common stock of LiquidGolf Delaware.

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDGOLF HOLDING CORPORATION

Date: October 13, 2003	By:	/s/ DWAIN BRANNON

Dwain Brannon Chief Executive Officer

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